[Logo] [Letterhead of Kevin P. Martin & Associates, P.C.]




              CONSENT TO INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We consent to the inclusion in this Registration Statement on Form S-11 of our report dated February 15, 2000 on the audit of the balance sheet of C & M Associates d/b/a Boston Capital Associates as of December 31, 1999. We also consent to our firm under the caption of "Experts".


/s/ Kevin P. Martin & Associates, P.C.

KEVIN P. MARTIN & ASSOCIATES, P.C.


April 14, 2000
Braintree, MA 0218